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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 29, 2010, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-168404) and related Prospectus of MXenergy Holdings Inc. for the registration of $67,741,000 aggregate principal amount of 13.25% Senior Subordinated Secured Notes due 2014.

/s/ Ernst & Young LLP

Stamford, Connecticut
December 6, 2010

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm